Exhibit (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Eastman Kodak Company on Form S-8 (No. 333-43524) of our report, dated June 26, 2008, relating to the financial statements of Eastman Kodak Employees’ Savings and Investment Plan, which appears in this Annual Report on Form 11-K.

Respectfully Submitted,

/s/ Insero & Company CPAs, P.C.

Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
June 26, 2008